As filed with the Securities and Exchange Commission on December 7, 2015

Registration No. 333-107785

Registration No. 333-134672

Registration No. 333-152961

Registration No. 333-190352

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-107785

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-134672

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-152961

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-190352

UNDER

THE SECURITIES ACT OF 1933

SQBG, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-0449546
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Sequential Brands Group, Inc.

5 Bryant Park, 30th Floor

New York, NY 10018

(Address of principal executive office including zip code)

(646) 564-2577

(Registrant’s telephone number, including area code)

SEQUENTIAL BRANDS GROUP, INC. 2013 STOCK INCENTIVE COMPENSATION PLAN

PEOPLE’S LIBERATION 2005 STOCK INCENTIVE PLAN

2005 STOCK INCENTIVE PLAN

CENTURY PACIFIC FINANCIAL CORPORATION STOCK PLAN

(Full title of the Plans)

Gary Klein

Chief Financial Officer

5 Bryant Park, 30th Floor

New York, NY 10018

(Name and address of agent for service)

(646) 564-2577

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filed, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements of SQBG, Inc. (formerly known as Sequential Brands Group, Inc.) (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-107785, registering 500,000 shares of Common Stock of the Company under the CENTURY PACIFIC FINANCIAL CORPORATION STOCK PLAN;

•	Registration Statement No. 333-134672, registering 3,500,000 shares of Common Stock of the Company under the 2005 STOCK INCENTIVE PLAN;

•	Registration Statement No. 333-152961, registering 2,000,000 shares of Common Stock of the Company under the PEOPLE’S LIBERATION 2005 STOCK INCENTIVE PLAN; and

•	Registration Statement No. 333-190352, registering 2,500,000 shares of Common Stock of the Company under the SEQUENTIAL BRANDS GROUP, INC. 2013 STOCK INCENTIVE COMPENSATION PLAN.

On December 4, 2015, pursuant to the Agreement and Plan of Merger, dated June 22, 2015, among the Company, Martha Stewart Living Omnimedia, Inc., Singer Merger Sub, Inc. (“Singer Merger Sub”), Madeline Merger Sub, Inc. and Sequential Brands Group, Inc. (formerly known as Singer Madeline Holdings, Inc.) (“New Sequential”), (i) Singer Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of New Sequential and (ii) each share of the Company’s common stock, par value $0.001 per share, converted into the right to receive a share of New Sequential’s common stock.

As a result of the Merger, the Company has terminated any and all offerings of the Company’s securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offerings, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 7, 2015.

SQBG, INC.

By:	/s/ Gary Klein
Name:	Gary Klein
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Yehuda Shmidman	Director and Chief Executive Officer (Principal Executive Officer)	December 7, 2015
Yehuda Shmidman

/s/ Gary Klein	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2015
Gary Klein